PREPARED BY AND RETURN TO:
Geoffrey G. Young
Witt, Gaither & Whitaker, P.C.
1100 American National Bank Building
Chattanooga, Tennessee 37402

		DEED TO SECURE DEBT AND SECURITY AGREEMENT

STATE OF GEORGIA
COUNTY OF TROUP

	THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT (hereinafter referred to as this "DEED"), made this the 31st day of March, 1995, between SIGNAL APPAREL COMPANY, INC. (hereinafter referred to as "BORROWER"), an Indiana corporation, as Grantor, and WALSH
GREENWOOD & CO. (hereinafter referred to as "WALSH GREENWOOD"), as Grantee, whose address is One East Putnam Avenue, Greenwich, Connecticut 06830.

			   WITNESSETH:

THAT FOR AND IN CONSIDERATION OF the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) in hand paid by Walsh Greenwood to Borrower and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Borrower, and in order to secure the indebtedness and the other obligations of Borrower hereinafter set forth, Borrower does hereby bargain, sell, grant, convey, assign, transfer, pledge and set over to Walsh Greenwood and the successors, successors-in-title and assigns of Walsh Greenwood , all of the following described land, interests in land, estates, easements, rights, appurtenances, buildings, improvements, fixtures, furniture and appliances and other personal property (hereinafter sometimes collectively referred to as the "PREMISES"), to wit:



- ----------------------------------------------------------------
THIS DEED IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS. THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING
ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING
THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN PARAGRAPH 1.08 HEREOF, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION 402 OF THE UNIFORM COMMERCIAL CODE, SECTION 11-9-402 OF THE OFFICIAL
CODE OF GEORGIA ANNOTATED.

	(a) All those tracts or parcels of land more particularly described in EXHIBIT A attached hereto and by this reference made a part hereof (the "LAND") and all buildings and other structures and improvements whatsoever now or hereafter constructed, placed or located thereon, the Land together with such buildings, structures and improvements being hereinafter referred to as the "REAL PROPERTY";

	(b) All gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating, fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by Governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, warranties and other rights under construction, service and other contracts, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Borrower and located in, on or about, and used or intended to be used with or in connection with the use, operation or enjoyment of the Real Property (other than fixtures, equipment, machinery or other property of tenants under any lease of or rental agreement for space in the Real Property), including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Borrower in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Borrower or on behalf of Borrower, all tradenames, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Real Property or any part thereof or are now or hereafter acquired by Borrower; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed, and which shall hereinafter be referred to as the "FIXTURES"; the location of the above-described collateral is also the location of the Land;

	(c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, sidewalks, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating, or appertaining to the Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

	(d) All of the interest of Borrower as landlord under each and every lease of, or rental agreement for, space in the Real
Property or any part thereof, if any, and absolutely and presently all income, rents, issues, profits, cash collateral, revenues, royalties and benefits of the Real Property and Fixtures from time to time accruing (including without limitation all payments under leases or tenancies, proceeds of insurance, tenant security deposits whether held by Borrower or in a trust account, and escrow funds), and all the estate, right, title, interests property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same;
reserving only the right, power and authority given to Borrower as a license to collect and apply the same prior to the occurrence of an Event of Default hereunder and so long as the same are not subjected to garnishment, levy, attachment or lien;

	(e) All of the right, title and interest of Borrower in any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (i) the exercise of the right of eminent domain or condemnation, (ii) the alteration of the grade of any street, or (iii) any other injury to, taking, of, or decrease in the value of, the Real Property and Fixtures to the extent of all amounts which may be secured by this Deed at the date of receipt of any such award or payment by Walsh
Greenwood and of the reasonable attorney's fees, costs and disbursements incurred by Walsh Greenwood in connection with the collection of such award or payment;

	(f) All right, title and interest of Borrower in and to any and all fees, obligations, debts and accounts arising out of the use of the Real Property and Fixtures or any part thereof, however the same may be denominated;

	(g) All right, title and interest of Borrower in and to all options and contracts to purchase or lease the Real Property and Fixtures or any portion thereof or interest therein, and any greater estate in the Real Property and Fixtures owned or hereafter acquired by Borrower;

	(h) All right, title and interest of Borrower in any and all leases, tenant contracts, rental agreements, franchise agreements, management contracts, construction contracts, architectural contracts, and other contracts, and permits now or hereafter affecting the Real Property and Fixtures, which Borrower now has or may hereafter acquire in the Premises;

	(i) All proceeds of and any unearned premiums on any insurance policies covering the Real Property and Fixtures, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Real Property and Fixtures;

	(j) All the estate, interest, right, title and other claim or demand which Borrower now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Real
Property and Fixtures, including without limitation, damage arising from any defect in or with respect to the design or construction of all or any part of the improvements and any damage resulting therefrom;

	(k) To the extent permitted by law, all deposits or other security or advance payments, including rental payments made by or on behalf of Borrower to others, with respect to: (i) insurance policies relating to all or any part of the Real
Property and Fixtures; (ii) utility service for all or any part of the Real Property and Fixtures; (iii) cleaning, maintenance, repair or similar services for all or any part of the Real
Property and Fixtures; (iv) refuse removal or server service for all or any part of the Real Property and Fixtures; (v) rental of equipment, if any, used in the operation by or on behalf of Borrower of all or any part of the Real Property and Fixtures;
and (vi) parking or similar services or rights afforded to all or any part of the Real Property and Fixtures; and

	(l) All and singular the rights, members and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Real Property and Fixtures hereinabove mentioned or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower.

	TO HAVE AND TO HOLD the Premises, and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Walsh Greenwood and the successors and assigns of Walsh

Greenwood , IN FEE SIMPLE forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Premises as aforesaid and has good right to convey the same, that the same are unencumbered except for those matters (the "PERMITTED TITLE EXCEPTIONS") set forth on EXHIBIT B attached hereto and by this reference made a part hereof, and that Borrower will warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Title Exceptions.

	THIS CONVEYANCE is intended: (i) to operate and to be construed as a deed passing the title to the Premises to Walsh Greenwood and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and (ii) to constitute a security agreement pursuant to the Uniform Commercial Code of Georgia, and this Deed is given to secure the following:

	(a) a debt evidenced by that certain Term Promissory Note (which Note is incorporated herein by reference and to which reference is made for all purposes) of even date herewith executed by Borrower, payable to the order of Walsh Greenwood at its office as set forth in such Term Promissory Note in the principal sum of Fifteen Million Dollars ($15,000,000.00), together with interest at the rate or rates as provided for in such Term Promissory Note, and together with all late charges, default interest, prepayment premiums and all other fees or charges as therein set forth (hereinafter referred to as the "NOTE");

	(b) any and all renewals, modifications, consolidations, replacements and extensions of the Note and the indebtedness evidenced thereby;

	(c) each and every covenant, obligation and undertaking of Borrower in this Deed and in any other documents executed by Borrower in connection herewith or therewith or to further evidence or secure the Note or Notes;

	(d)     each and every covenant, obligation and undertaking of
Borrower in that certain Credit Agreement dated as of March   ,
1995 executed by Borrower and Walsh Greenwood  (the "CREDIT
AGREEMENT"), said Credit Agreement, the Note, this Deed and all such other documents executed in connection herewith are sometimes hereinafter referred to individually as a "LOAN
DOCUMENT" and collectively as the "LOAN DOCUMENTS");

	(e) Any and all advances made by Walsh Greenwood to or on behalf of or for the account of Borrower and to protect or preserve the Premises or the security interest created hereby in the Premises, or for taxes, assessments, insurance premiums or other charges as hereinafter provided or for performance of any of Borrower's obligations hereunder or for any other purpose provided or permitted herein or in any other Loan Document
(whether or not the original Borrower remains the owner of the Premises at the time of such advances); and

	(f) payment of all sums advanced and costs and expenses incurred by Walsh Greenwood in connection with the Secured Indebtedness (as hereinafter defined) or any part thereof, any renewal, extension or change of or substitution for the Secured Indebtedness or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Walsh Greenwood .

All of the items referred to hereinabove in sections (a), (b),
(c), (d), (e) and (f) of this paragraph are sometimes hereinafter referred to collectively as the "SECURED INDEBTEDNESS", and the Secured Indebtedness is due and payable in full on or before the maturity date specified in the Credit Agreement and the Note, unless the maturity thereof is accelerated by Walsh Greenwood as provided in the Note.

The foregoing or any other provisions of this Deed notwithstanding, the Real Property, the Fixtures and any other property of Borrower pledged hereunder as collateral to secure payment of the Secured Indebtedness shall be subject to the terms of a certain Deed to Secure Debt and Security Agreement, dated as of July 29, 1994, between Borrower and BNY Financial Corporation ("BNY") recorded in Book 670 Page 609, Troup County, Georgia and
to an Intercreditor Agreement, dated as of March   , 1995 by and
among, BNY, Greyrock Capital Group, Inc. ("GREYROCK"), Walsh Greenwood , Borrower and certain of Borrower's subsidiaries (the "INTERCREDITOR AGREEMENT").

SHOULD THE SECURED INDEBTEDNESS BE PAID according to the tenor and effect thereof when the same shall become due and payable and should Borrower assume all obligations of Walsh Greenwood , if any, which are undertaken or incurred by Walsh Greenwood with respect to the Premises pursuant to the rights and remedies of Walsh Greenwood under this Deed and the Loan Documents, then this Deed shall be canceled and surrendered.

			    ARTICLE I

			    COVENANTS

	 Subject in all respects to the terms of the Intercreditor Agreement, Borrower hereby covenants with Walsh Greenwood as follows:

	1.01 PAYMENT OF INDEBTEDNESS. Borrower shall pay the Note according to the tenor thereof and all other Secured Indebtedness promptly as the same shall become due.

	1.02    TAXES, LIENS AND OTHER CHARGES.

		(a) PAYMENT WHEN DUE. Borrower shall pay, on or before the due date thereof, all taxes, liens, general and special assessments, levies, license fees, permit fees, water rates, sewer charges and all other charges (in each case whether general or specific, ordinary or extraordinary, or foreseen or unforeseen) of every character whatsoever (including all penalties and interest thereon) now or hereafter levied, assessed, imposed or confirmed on, upon, against or with respect to, or which may be or become a lien upon the Premises or any part thereof or any estate, right or interest therein or upon the rents, issues and profits thereof, and all utility charges, whether public or private (all of the foregoing are hereinafter sometimes collectively referred to as "TAXES" and individually as a "TAX"); and upon demand therefor Borrower will furnish Walsh Greenwood receipted bills evidencing such payment.

		(b) CONTESTS. Nothing in this paragraph herein contained shall require the payment or discharge of any such Tax by Borrower so long as Borrower shall in good faith and at its own expense diligently contest the same or the validity thereof by appropriate legal proceedings and so long as such contest shall operate to prevent (i) the collection of such Tax or levy upon and sale or forfeiture of the Premises or any part thereof to satisfy such Tax or (ii) the enforcement thereof against Borrower, Walsh Greenwood or the Premises or any part thereof; provided that during such contest Borrower shall at the option of Walsh Greenwood provide security reasonably satisfactory to Walsh Greenwood, securing the discharge of Borrower's obligation to pay any Tax finally found to be due and any additional charge, penalty or expense arising from or incurred as a result of such contest.

		(c) SUBSEQUENT ASSESSMENTS. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds to secure debt or the manner of collecting taxes so as to affect Walsh Greenwood adversely, Borrower will promptly pay any such tax; if Borrower fails to make such prompt payment or if any such state, federal, municipal or other Governmental law, order, rule or regulation prohibits Borrower from making such payment or would penalize
Walsh Greenwood if Borrower makes such payment, then the entire Secured Indebtedness shall become due and payable at the option of Walsh Greenwood without any prepayment fee after notice to Borrower from Walsh Greenwood demanding payment on the earlier of (i) sixty (60) days after notice to Borrower from Walsh
Greenwood demanding payment or (ii) the date such payment would be required to be paid by Walsh Greenwood .

		(d) ASSESSMENTS ON THE LOAN. Borrower shall pay, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the other Secured Indebtedness, this Deed or any other instrument now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness, and shall submit to Walsh Greenwood such evidence of the due and punctual payment of all such taxes, assessments, charges, expenses, costs and fees as Walsh Greenwood may require.

		(e) PAYMENT OF INSURANCE PREMIUMS. Borrower shall pay, on or before the due date there of, (i) all premiums on policies of insurance covering, affecting or relating to the Premises, as required pursuant to Paragraph 1.04 hereof, (ii) all premiums on life insurance policies, if any, collaterally assigned or to be collaterally assigned to Walsh Greenwood ;
(iii) all premiums for mortgage insurance, if this Deed and the Note are so insured; and (iv) all ground rentals, other lease rentals and other sums, if any, owing by Borrower and becoming due under any lease or rental contract affecting the Premises.
Borrower shall submit to Walsh Greenwood such evidence of the due and punctual payment of all such premiums, rentals and other sums as Walsh Greenwood may require.

		(f)     NO LIENS.  Borrower will not suffer any
mechanic's, materialmen's, laborer's, statutory or other lien to be created and to remain outstanding or unbonded upon any part of the Premises.

	1.03 MONTHLY DEPOSITS. At the option of Walsh Greenwood , to secure further the payment of the taxes, assessments and insurance premiums hereinafter referred to, Borrower will deposit with Walsh Greenwood on the first day of each and every month, together with and in addition to the monthly payments required under the Note, a sum which, in the estimation of Walsh Greenwood
, shall be equal to one-twelfth of said annual real property taxes, general and special assessments and Premiums (as hereinafter defined); said deposits shall be held by Walsh
Greenwood , free of any interest (unless required by law) and free of any liens or claims on the part of creditors of Borrower and as part of the security of Walsh Greenwood , and shall be used by Walsh Greenwood to pay current real property taxes, general and special assessments and Premiums with respect to the Premises as the same accrue and are payable. Said deposits shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Walsh Greenwood . If said deposits are insufficient to pay the taxes and assessments in full as the same become payable, Borrower will deposit with Walsh Greenwood , within ten (10) days after notice for Walsh Greenwood of said deficiency, such additional sum or sums as may be required in order for Walsh Greenwood to pay such real property taxes, general and special assessments and Premiums in full. Upon any Default hereunder or under the Note, Walsh Greenwood may, at its option, apply any money in the fund resulting from said deposits to the payment of the Secured Indebtedness in such manner as Walsh Greenwood may effect. The collection of such deposits by Walsh Greenwood shall not relieve Borrower of any of the obligations of Borrower under any provision of this Deed; and under no circumstances shall Walsh Greenwood be liable for failure to make any payment on behalf of Borrower, including, without limitation, payments of real property taxes, general and special assessments or Premiums.

	The foregoing shall be subject to the rights of BNY under its Deed to Secure Debt and Security Agreement and option of Walsh Greenwood granted in this paragraph shall not arise while such Deed to Secure Debt and Security Interest is in effect.

	1.04 INSURANCE. Borrower will procure and maintain in effect at all times Fire, Extended Coverage, Vandalism, Malicious Mischief and other hazard insurance with respect to the Premises and public liability insurance with such insurance companies and in forms and amounts as are reasonably acceptable to and approved by Walsh Greenwood against loss or destruction on account (if fire, windstorm or other such hazards, casualties and contingencies customarily insured against, and injury to the person or property, including without limiting the generality thereof, business interruption insurance in an amount equal to one (1) year's overhead and net profit, and such flood and/or earthquake insurance as may be reasonably required by Walsh Greenwood . All insurance policies are to be held by and, to the extent of its interests, for the benefit of and first payable in case of loss to Walsh Greenwood , and Borrower shall deliver to Walsh Greenwood a new policy as replacement for any expiring policy at least thirty (30) days before the date of such expiration.

	All such policies of insurance shall contain waiver of subrogation clauses and shall have attached thereto the non-contributory New York Standard Borrower clause or its equivalent in favor of Walsh Greenwood with cancellation only upon at least thirty (30) days' prior written notice to Walsh Greenwood . All amounts recoverable under any policy are hereby assigned to Walsh Greenwood and, in the event of a loss, Borrower will give immediate notice by mail to Walsh Greenwood , and Walsh Greenwood may make proof of loss if not made promptly by the Borrower.

	Walsh Greenwood is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Premises, and to collect and receive the proceeds from any such policy or policies. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Walsh Greenwood rather than to Walsh Greenwood and Borrower jointly, and Walsh Greenwood may, at its option, apply the amount collected in any one or more of the following ways: (a) to the payment of the Secured Indebtedness, whether or not the Secured Indebtedness is then due and payable, and in whatever order Walsh Greenwood elects, (b) to the repair and/or restoration of the Premises to a condition satisfactory to Walsh Greenwood , and/or (d) for any other purposes or objects for which Walsh Greenwood is entitled to advance funds under this Deed, all without affecting the security interest created by this Deed; any balance of such monies then remaining shall be paid to Borrower or the person or entity lawfully entitled thereto. In the event any insurance company fails to disburse directly and solely to Walsh Greenwood but disburses instead either solely to Borrower or to Borrower and Walsh Greenwood jointly, Borrower agrees immediately to endorse and transfer such proceeds to Walsh Greenwood . Upon the failure of Borrower to endorse and transfer such proceeds as aforesaid, Walsh Greenwood may execute such endorsement or transfers for and in the name of Borrower and Borrower hereby irrevocably appoints Walsh Greenwood as Borrower's agent and attorney-in-fact so to do.

	In the event of a casualty, Walsh Greenwood shall make the net amount of all insurance proceeds received by Walsh Greenwood pursuant to the provisions of this Deed (the "NET PROCEEDS") available to Borrower for the repair and restoration of the Improvements, provided that (i) the Net Proceeds, together with any additional funds provided by Borrower, if necessary, are sufficient to reconstruct or restore all improvements according to plans and specifications approved by Walsh Greenwood ; (ii) proceeds or awards disbursed shall not be more than 100% of the cost actually incurred in connection therewith; (iii) no Event of Default shall exist under the Note or this Deed or the Credit Agreement at the time of the casualty or at the time of any requested disbursement hereunder; (iv) Walsh Greenwood shall be satisfied that upon completion of the repair and restoration of the improvements the improvements located on the property will be economically viable and necessary for the operation of Borrower's business; and (v) the improvements may be restored in compliance with applicable laws and regulations, including zoning ordinances. Upon satisfaction of the provisions of the preceding subparagraphs, the Net Proceeds will be disbursed by Walsh Greenwood to Borrower pursuant to such disbursement provisions as Walsh Greenwood may reasonably require, including but not limited to, provisions similar to those for disbursement of money center bank construction loans.

	The Borrower will not do or suffer to be done or allow or permit any other user of the Premises to do anything which will increase the risk of fire or other hazard to the Premises or any part thereof without first causing such increased risk to be fully and adequately covered by insurance. In the event of foreclosure of this Deed, or other transfer of title of the Premises in extinguishment of the Secured Indebtedness, all right, title and interest of the Borrower in and to any insurance policies then in force shall pass to the purchaser or Walsh Greenwood of the Premises.

In the event that, prior to the extinguishment of the Secured Indebtedness, there exists any claim under any hazard insurance policies which shall not have been paid and distributed in accordance with the terms of this Deed, and any such claims shall be paid after the extinguishment of the Secured Indebtedness, and the foreclosure of this Deed, transfer of title to the Premises, or extinguishment of the Secured Indebtedness for an amount less than the total of the unpaid principal balance together with accrued interest plus costs of litigation, reasonable attorneys' fees, title insurance and all other costs and expenses incurred by Walsh Greenwood in any action involving such extinguishment, then, without notation, that portion of the payment in satisfaction of the claim which is equal to the difference between the total amount of the aforementioned amounts due Walsh Greenwood and the amount in extinguishment of the Secured Indebtedness received by Walsh Greenwood shall belong, to and be the property of Walsh Greenwood and shall be paid to Walsh Greenwood , and the Borrower hereby assigns, transfers and sets over to Walsh Greenwood all of the Borrower's right, title and interest in and to such sum. The balance, if any, shall belong to Borrower. Notwithstanding the above, Borrower shall retain an interest in the insurance policies described above during any redemption period.

	1.05    CARE OF PREMISES.

	(a) CONDITION. Borrower will keep the Premises and all improvements, buildings, structures, parking areas, roads, walkways, recreational facilities, landscaping, signage and all other portions of the Premises now or hereafter located or erected on the Land in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Premises or any part thereof or which would result in the cancellation or termination of any insurance policy carried with respect to the Premises.

	(b) DEMOLITION, ALTERATION. Borrower will not, without the prior written consent of Walsh Greenwood , (i) remove or demolish any building, or structure (now or hereafter erected) or (ii) remove or replace (except in the ordinary course of business and with replacements of good and serviceable quality) any fixture, chattel or other property of any description now or hereafter comprising a portion of the Premises, or (iii) alter the design or structural character of any such building or structure, fixture, chattel or other property or the use thereof.

	(c) NOTICE OF DAMAGE. If the Premises or any part thereof is damaged by fire or any other cause, Borrower will give immediate written notice thereof to Walsh Greenwood .

	(d) INSPECTION. Walsh Greenwood or its representative is hereby authorized to enter upon and inspect the Premises at any time during normal business hours.

	(e) COMPLIANCE WITH LAWS. Borrower shall operate the Premises in compliance with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof whether municipal, county, state, regional or federal, including, without limitation, compliance in full with all of the aforesaid with respect to handicapped persons and environmental protection.

	(f) CASUALTY. If all or part of the Premises shall be damaged by fire or other casualty, Borrower will promptly restore and repair the Premises to the equivalent of its condition immediately prior to such damage. The repair and restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable laws, rules and regulations, and all plans and specifications required in connection with the repair and restoration shall be subject to review and approval in all respects by an independent inspecting engineer selected by Walsh Greenwood (the "INSPECTING
ENGINEER"). Subject to the terms of Section 1.04 hereof, all insurance proceeds received by Walsh Greenwood may be retained and applied by Walsh Greenwood toward the payment of the Secured Indebtedness whether or not then due and payable in such priority and proportions as Walsh Greenwood in its discretion shall deem proper or, at the discretion of Walsh Greenwood, the same may be paid, either in whole or in part, to Borrower for such purposes as Walsh Greenwood shall designate.

	(g) CONDEMNATION. If all of the Premises shall be taken or damaged through condemnation (which term when used in this Deed shall include any damage or taking, either temporarily or permanently, by any governmental authority and any transfer by private sale in lieu thereof) or if so much of the Premises (but less than all) is so taken or damaged that the untaken or undamaged portion does not have substantial commercial value as determined by Walsh Greenwood in the exercise of its judgment, then the Note shall, at the option of Walsh Greenwood , become immediately due and payable without notice or demand, time being of the essence of this provision but without charging any prepayment fee. Walsh Greenwood shall be entitled to all compensation, awards, and other payments or relief thereof, and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Borrower's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Walsh Greenwood, who after deducting therefrom all its expenses, including reasonable attorney's fees, may release any monies so received by it without affecting the security interest of this Deed and may apply the same in such manner as Walsh Greenwood shall determine to the reduction of the sum secured hereby, and any balance of such monies then remaining shall be paid to Borrower. Borrower agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Walsh Greenwood may require. The amount of any award received by Walsh Greenwood as a result of said condemnation shall be applied toward the payment of the Secured
Indebtedness, but without charging any prepayment fee.

	If less than all of the Premises is so taken or damaged and the untaken or undamaged portion has substantial commercial value as determined by Walsh Greenwood in the exercise of its judgment, then Walsh Greenwood may require that the net award which has been received as a result of said condemnation be applied toward the payment of the Secured Indebtedness, whether due or not, but without charging, any prepayment fee; provided, however, that Borrower will, upon request of Walsh Greenwood , promptly restore, repair and alter the remaining part of the Premises in a manner and pursuant to plans, specifications, cost breakdowns and contracts satisfactory to Walsh Greenwood and, in the event of such a request by Walsh Greenwood , Borrower shall be entitled to use in and for such restoration, repair and alteration the net award which has been so received as a result of said condemnation; should the actual cost of such restoration, repair and alteration be less than the net award so received, then after such restoration, repair and alteration have been completed to the satisfaction of Walsh Greenwood , any excess of such proceeds shall be applied toward the payment of the Secured Indebtedness, whether due or not, but without payment of any prepayment fee; provided further, however, that, should the cost of such restoration, repair and alteration (as estimated with Walsh Greenwood 's approval prior to commencement of such restoration, repair and alteration) exceed such net award, then prior to such commencement Borrower shall deposit with Walsh Greenwood 100% of the amount by which such estimated cost exceeds such net award; should the cost of such restoration, repair and alteration be less than the combined amount of such net award plus the additional amount so deposited by Borrower, then, after such restoration, repair and alteration have been completed to the satisfaction of Walsh Greenwood , any excess of such portion of such combined amount shall be applied toward the payment of the Secured Indebtedness, whether due or not, but without payment of any prepayment fee.

	Subject to the foregoing provisions of this subparagraph (g) Walsh Greenwood shall disburse those funds (such portion of such net award and the deposit, if any, made by Borrower) to which Borrower is entitled under this subparagraph (g) as, and to the extent, progress is made toward the completion of such restoration and repair and in accordance with the practices of institutional construction Walsh Greenwood in the Atlanta, Georgia area.

	1.06 FURTHER ASSURANCES; AFTER-ACQUIRED PROPERTY. At any time, and from time to time, upon request by Walsh Greenwood , Borrower will make, execute and deliver or cause to be made, executed and delivered, to Walsh Greenwood , and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Walsh Greenwood , any and all such other and further deeds to secure debt, mortgages, deeds of trust, security agreements, financial statements, continuation statements, instruments of further assurances, certificates and other documents as may, in the opinion of Walsh Greenwood , be necessary or desirable in order to effectuate, complete, or perfect or to continue and preserve
(a) the obligations of Borrower under the Note and under this Deed and (b) the security interest created by this Deed as a first and prior security interest in and upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Borrower. Upon any failure by Borrower so to do, Walsh Greenwood may make, execute, record, file, re-record and/or refile any and all such deeds to secure (debt, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Walsh
Greenwood  the agent and attorney-in-fact of Borrower so to do.
The security title of this Deed and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Premises or any part thereof.

	1.07    LEASES AND CONTRACTS.

		(a) APPROVAL OF WALSH GREENWOOD REQUIRED. From and after the date hereof, Borrower shall not make any lease covering all or any part of the Premises without first submitting the proposed lease to Walsh Greenwood and obtaining Walsh
Greenwood's approval of the form and substance thereof. Borrower shall perform all covenants to be performed by the lessor and landlord under any and all such leases now or hereafter affecting, the Premises or any part thereof. The terms "LEASE" and "LEASES" as used in this Paragraph 1.07 shall include all tenancies, whether under a lease or a rental agreement or tenant contract or otherwise.

		(b)     ASSIGNMENT.   With respect to Borrower's interest
in any and all leases, tenant contracts, rental agreements, franchise agreements, development agreements, management contracts, property management agreements, construction contracts, architectural contracts, loan commitments and other contracts, licenses and permits now or hereafter affecting the Premises or any part thereof (said items are hereinafter referred to collectively as the "AGREEMENTS" and individually as a "AGREEMENT"), Borrower agrees to execute and deliver to Walsh
Greenwood such additional instruments, in form and substance satisfactory to Walsh Greenwood , as may hereafter be requested by Walsh Greenwood further to evidence and confirm the assignment thereof set forth herein and in the other Loan
Documents; provided, however, that acceptance of any such assignment shall not be construed as a consent by Walsh Greenwood to any Agreement or to impose upon Walsh Greenwood any obligation with respect thereto. Without first obtaining on each occasion the written approval of Walsh Greenwood , Borrower shall not cancel or permit the cancellation of any such Agreement or modify any of said Agreements, or accept, or permit to be made, any prepayment of any installment of rent or fees thereunder
(except for security deposits and the usual prepayment of rent which results from the acceptance by a landlord on the first day of each month of the rent for that month); provided, however, that the consent of Walsh Greenwood shall not be required if any such cancellation is made after default under the terms thereof.
Borrower shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Borrower to be kept and, performed and shall at all times do all things reasonably necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder. In the event that any lease of the Premises contains provisions allowing the lessee or tenant thereof to cancel or terminate such lease, to vacate or cease operations in the demised premises or to reduce the rent payable thereunder, then any act of or attributable to Borrower, whether through its agents or employees, causing, directly or indirectly, the triggering of any such termination or abatement provisions shall constitute a default hereunder.

		(c) NO FURTHER ASSIGNMENTS. Borrower shall not execute an assignment of the income, rents, issues or profits, or any part thereof, from the Premises unless Walsh Greenwood shall first consent in writing to such assignment; in any event, any such assignment shall be, and shall expressly provide that it is, subordinate to the assignment contained in this Deed and any assignment executed pursuant thereto or concerning the Secured Indebtedness.

	1.08    SECURITY AGREEMENT.

		(a) With respect to the machinery, apparatus, equipment, fittings, furniture, furnishings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, contracts (including, without limitation, construction contracts, architectural contracts, loan commitments and other Agreements), inventory, consumer goods and general intangibles referred to or described in this Deed as a portion of the Premises or in any way connected with the use and enjoyment of the Premises, this Deed is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. Upon request by Walsh Greenwood , at any time and from time to time, a financing statement or statements reciting this Deed to be a security agreement affecting all of such property shall be executed by Borrower and Walsh Greenwood and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Walsh Greenwood 's sole election. Borrower and Walsh Greenwood agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Walsh Greenwood that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed, is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (A) any such item is physically attached to the improvements, (B) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed or elsewhere, or (C) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (1) the proceeds of any fire and hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Borrower's interest as lessor or landlord in any present or future lease or rights to income growing out of the use and occupancy of the Premises, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Walsh Greenwood as determined by this Deed or affect the priority of Walsh Greenwood 's security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Walsh Greenwood in the event any court shall at any time hold, with respect to the foregoing clauses (1), (2) or (3) of this sentence, that notice of Walsh Greenwood 's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

		(b) Borrower warrants that (i) Borrower's (that is, "DEBTOR'S") name, identity or corporate structure and residence or principal place of business are as set forth in Paragraph
1.08(c) hereof; (ii) Borrower (that is, "DEBTOR") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Paragraph 1.08(c) hereof; and (iii) the location of the collateral is upon the Land. Borrower covenants and agrees that Borrower will furnish
Walsh Greenwood with notice of any change in the matters addressed by clauses (i) or (iii) of this Paragraph 1.08(b) within thirty (30) days of the effective date of any such change and Borrower will promptly execute any financing statements or other instruments deemed necessary by Walsh Greenwood to prevent any filed financing statement from becoming misleading or losing its perfected status.

		(c) The information contained in this Paragraph 1.08(c) is provided in order that this Deed shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements. The names of the "DEBTOR" and the "SECURED PARTY," the identity or corporate structure and residence or principal place of business of "DEBTOR," and the time period for which "DEBTOR" has been using or operating under said name and identity or corporate structure without change, are as set forth in
Schedule I of EXHIBIT C attached hereto and by this reference made a part hereof; the mailing address of the "SECURED PARTY" from which information concerning, the security interest may be obtained, and the mailing address of "DEBTOR," are as set forth in Schedule 2 of said EXHIBIT C attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

	1.09 EXPENSES. Borrower will pay or reimburse Walsh Greenwood for all costs and expenses, including, but not limited to, all attorney's fees and expenses, incurred by Walsh Greenwood in any suit, action, legal proceeding, dispute or state of facts of any kind in which Walsh Greenwood is made a party, or appears as party plaintiff or defendant, or which suit, action, proceeding, dispute or state of facts affects the Secured Indebtedness, this Deed or the interest created hereby, any other Loan Document or the Premises, including, but not limited to, proceedings regarding the exercise of the power of sale of this Deed, any proposed transfer of the Premises, any proposed modification of the Loan Documents or waiver with respect thereto, any condemnation action involving the Premises, any proceedings involving the estate of a decedent or an insolvent, any federal bankruptcy proceeding or state insolvency proceeding or other proceeding involving the priorities or rights of creditors, any site inspection or evaluation of the Premises (including environmental inspections and assessments) with respect to the Loan Documents and any modification or renewal thereof and any exercise of remedies thereunder, any proceeding involving any other remedies hereunder or any action to protect the security hereof, and any costs or expenses of Borrower as provided in the Note or the other Loan Documents; and any such amounts paid by Walsh Greenwood shall be added to, and shall become a portion of, the Secured Indebtedness, shall bear interest the Increased Rate (as hereinafter defined) and shall be secured by this Deed.

	1.10 ESTOPPEL AFFIDAVITS. Borrower, upon ten (10) days' prior written notice from Walsh Greenwood , shall furnish to Walsh Greenwood a written statement, duly acknowledged, setting forth (a) the unpaid principal amount of the Secured
Indebtedness, (b) the amount of the interest thereon, (c) any other amounts of Secured Indebtedness, and (d) whether or not, to the actual knowledge of the individual signing, such statement, any off-sets or defenses exist against such Secured Indebtedness, and, if such offsets or defenses exist, stating in detail the specific facts which relate to each such offset or defense.

	1.11 SUBROGATION. To the full extent of the Secured Indebtedness, Walsh Greenwood is hereby subrogated to the liens, claims, demands and other encumbrances, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied, in whole or in part, out of the proceeds of the Secured

Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Walsh Greenwood as additional collateral and further security for the Secured Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Walsh Greenwood had they been duly and legally assigned, transferred, set over and delivered unto Walsh Greenwood by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

	1.12 PERFORMANCE BY WALSH GREENWOOD OF DEFAULTS BY BORROWER. If Borrower shall default in the payment of any tax, lien, assessment or charge levied or assessed against the Premises; in the payment of any utility charge, whether public or private; in the payment of any insurance premium; in the procurement of insurance coverage and the delivery of the insurance policies or certificates required hereunder; in the performance of any covenant, term or condition of any Agreement affecting all or any part of the Premises; in the performance or observance of any other covenant, condition, term or undertaking of this Deed or of any of the Loan Documents; or in the performance of any covenant, obligation, term or undertaking of Borrower in any other instrument now or hereafter evidencing or securing the Secured Indebtedness, unless such payment or performance is not then required on account of a contest being carried on by Borrower pursuant to and in accordance with the provisions of Paragraph
1.03(b) hereof, then Walsh Greenwood , at its option, may perform or observe the same or any part thereof, and all payments made or costs incurred by Walsh Greenwood in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Borrower to Walsh Greenwood with interest thereon at the interest rate set forth in the Note as the rate applicable after a Default (said rate of interest is herein referred to in this Deed as the "INCREASED RATE"). Walsh Greenwood shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim, premium and obligation, of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof. Walsh Greenwood is hereby empowered, subject to the rights of tenants in possession under leases approved by Walsh Greenwood , to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Borrower or any other person in possession holding under Borrower.

	1.13 FINANCIAL RECORDS AND STATEMENTS. Borrower shall keep and maintain and shall provide to Walsh Greenwood financial records and statements, as provided in the Credit Agreement.

	1.14 LIMIT OF VALIDITY. If from any circumstances whatsoever, fulfillment of any provision of this Deed or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.14 shall control every other provision of this Deed and of the Note.

	1.15    CONVEYANCE OR ENCUMBRANCE OF PREMISES.

	(a)     Borrower hereby acknowledges to Walsh Greenwood  that
(i) the identity and expertise of Borrower were and continue to be material circumstances upon which Walsh Greenwood has relied in connection with, and which constitute valuable consideration to Walsh Greenwood for, the extending to Borrower of the indebtedness evidenced by the Note and (ii) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Note granted to Walsh Greenwood by this Deed. Borrower hereby covenants and agrees with Walsh Greenwood , as part of the consideration for the extending to Borrower of the indebtedness evidenced by the Note, that Borrower shall not, without first obtaining the written consent of Walsh Greenwood , directly or indirectly, sell, encumber, mortgage, charge, pledge, convey, transfer, assign or dispose of the premises, or any part thereof or interest therein. In addition, without the prior written consent of Walsh Greenwood , Borrower shall not suffer or permit to exist any lien or charge whatsoever on or with respect to the Premises or any part thereof or interest therein. If Borrower is a corporation, partnership or other artificial entity, there shall be no sale, encumbrance, pledge, charge, conveyance, transfer, assignment or disposal of a controlling interest in Borrower without the prior written consent of Walsh Greenwood . Any consent of Walsh Greenwood may be given or withheld by Walsh Greenwood at its sole discretion.

	(b) In the event of the violation of the aforesaid covenants, Walsh Greenwood shall have the right, at its sole option, to declare forthwith due and payable the entire Secured Indebtedness, including, but not limited to, any prepayment premium as and to the extent set forth in the Note. The decision to accelerate the Secured Indebtedness shall be at the sole option of Walsh Greenwood . The consent to one such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transactions or of the right to deny consent in any future or successive transactions.

	1.16 ACQUISITION OF COLLATERAL. Borrower shall not acquire any portion of the personal property covered by this Deed subject to any security interest, conditional sales contract, title retention arrangement or other charge or lien taking precedence over the security title and lien of this Deed.

	1.17    ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND
COVENANTS.

		(a) Borrower warrants, represents and covenants as follows:

			(i) To the best of Borrower's knowledge, after reasonable inquiry, but subject to all matters disclosed to Walsh
Greenwood  in the Phase I Site Assessment performed by Clayton
Environmental Consultants, Inc., dated May 20, 1994 (Reference
Number 54898.02) (the "ENVIRONMENTAL ASSESSMENT"), copies of which have been furnished to Walsh Greenwood and those holding the Premises under Borrower, are in substantial compliance with all laws and regulations relating to pollution and environmental control applicable to the Premises. The Borrower will comply with all such laws and regulations which may be imposed in the future other than those which would not have a material adverse effect on the business, assets properties or condition (financial or otherwise) of the Borrower. Specifically, the Premises is free from "HAZARDOUS SUBSTANCES" as defined under any applicable, municipal, county, regional, state or federal law, ordinance or regulation (an "ENVIRONMENTAL REGULATION") including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et. seq., as amended, and the regulations promulgated thereunder (other than substances reported to agencies in the normal course of business in material safety data sheets or the like) ("HAZARDOUS
SUBSTANCES"); no portion of the Premises is subject to federal, state, or local regulation or liability because of the presence of stored, leaked or spilled petroleum products, waste materials or debris, "PCB'S" or PCB items (as defined in 40 C.F.R. Section
763.63) underground storage tanks, "ASBESTOS" (as defined in 40
C.F.R. Section 763.63) or the past or present accumulation, spillage or leakage of any such substances, and the Borrower is in substantial compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their business; and the Borrower knows of no complaint or investigation regarding the Premises. Further, the Borrower is unaware of any investigation, threat or concern by any entity regarding, environmental issues involving the

Premises. There are not now any outstanding citations, notices or orders of violation or noncompliance issued to Borrower or relating to Borrower's business assets, property or leaseholds under any such laws, rules or relations, nor any conditions which, if known by the proper authorities, could result in any of the foregoing.

			(ii) If Borrower receives any notice or otherwise acquires knowledge of (1) the happening of an event involving the use, spill, discharge or cleanup of any Hazardous Substance or known hazardous or toxic waste, including, but not limited to any oil or pesticide on or about any property of Borrower or caused by the Borrower, (a "HAZARDOUS DISCHARGE") or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise omissions or any other environmental, health or safety matter affecting the Borrower or the Premises or Borrower's operations or the operations of any person holding the Premises by or through Borrower (an "ENVIRONMENTAL COMPLAINT") from any person or entity, including without limitation the Department of Environmental Protection of the State in which the Premises is located ("DEP"), the United States Environmental
Protection Agency ("EPA"), the United States Army Corps of
Engineers (the "CORPS"), or the United States Coast Guard (the
"COAST GUARD"), then Borrower will give written notice of same to Walsh Greenwood within ten (10) days thereafter and shall promptly comply with its obligations under law with regard to such Hazardous Discharge or Environmental Complaint.

			(iii) Borrower and those holding the Premises under Borrower have, and will continue to have, all necessary federal, state and local licenses, certificates and permits relating to the Borrower, the persons holding the Premises and the Premises, and they are in compliance with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharges, noise emissions, solid or liquid storage and disposal, hazardous or toxic waste or substances and other environmental, health and safety matters, other than those which would not have a material adverse effect on the business, assets properties or condition (financial or otherwise) of the Borrower.

			(iv) As set forth in that certain letter from Clayton Environmental Consultants to Walsh Greenwood dated June
17, 1994, Borrower shall, at Borrower's sole cost and expense, comply with all recommendations of Clayton Environmental
Consultants, including, but not limited to reporting, on not less than a quarterly basis, of the progress of the clean-up as required under the Clayton Project Number referenced in such letter, which reports shall be in such detail as Walsh Greenwood may require.

		(b) Walsh Greenwood shall have the right but not the obligation, prior to or subsequent to an Event of Default, without limiting Walsh Greenwood 's other rights and remedies under this Deed, to enter onto the Premises or to take such other actions as it deems necessary or advisable to clean up, move, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substances on the Premises following receipt of any notice from any person or entity asserting the existence of any Hazardous Substance pertaining to the Premises or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Premises, or other action an/or which, in Walsh Greenwood 's sole opinion, could jeopardize Walsh
Greenwood 's security under this Deed. All reasonable costs and expenses paid or incurred by Walsh Greenwood in the exercise of any such rights shall be included in the definition of the Secured Indebtedness secured by this Deed and shall be payable by Borrower upon demand.

		(c) Borrower hereby agrees to defend, indemnify and hold Walsh Greenwood harmless from and against any and all claims, losses, liabilities, damages and expenses (including without limitation, cleanup costs and reasonable attorney's fees, including those arising by reason of any of the aforesaid or an action against Walsh Greenwood under this indemnity) arising directly or indirectly from, out of, or by reason of any Hazardous Discharge, Environmental Complaint, or any environmental, health or safety law governing the Borrower, their operations or the Premises or from any inaccuracy in the representations and warranties given herein relating to environmental matters. This indemnification shall survive the repayment of the Secured Indebtedness and satisfaction or release of this Deed.

		(d) All warranties and representations above shall be deemed to be continuing and shall remain true and correct in all material respects until all of the Secured Indebtedness has been paid in full and any limitations period expires. Borrower's covenants above shall survive any exercise of any remedy by Walsh
Greenwood  under the Note, or this Deed, or the other Loan
Documents including foreclosure of this Deed (or deed in lieu thereof, even if, as a part of such foreclosure or deed in lieu of foreclosure, the Secured Indebtedness is satisfied in full and/or this Deed shall have been released.

	1.18 NO PENDING MATERIAL LITIGATION OR PROCEEDING. To the best knowledge and belief of Borrower, as of the date hereof, there are no actions, suits, investigations or proceedings pending or, to the knowledge and belief of Borrower, threatened against or affecting Borrower, or the business, operations, properties or assets of Borrower, or before or by any governmental department, commission, board, regulatory authority, bureau, agency, or instrumentality, domestic, foreign, federal, state or municipal, or any court, arbitrator or grand jury
(herein collectively called "GOVERNMNETAL AGENCY"), which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower, or in the ability of Borrower to perform its covenants and obligations under this Deed. Borrower is not, to the best knowledge and belief of Borrower, in default with respect to any judgment, order, writ, injunction decree, demand, rule or regulation of any court, arbitrator, grand jury or of any Governmental Agency, default under which might have consequences which would materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Borrower.

	1.19 AUTHORIZATION: NO LEGAL RESTRICTIONS ON PERFORMANCE. Borrower (and the undersigned representative of Borrower, if any) additionally represents and warrants that: (i) it has full-power, authority and legal right to execute this Deed, and to give, grant, bargain, sell, alien, convey, confirm and assign the Premises pursuant to the terms hereof and to keep and observe all of the terms of this Deed on Borrower's part to be performed,
(ii) if Borrower is a corporation, Borrower is a duly organized and presently existing corporation and this Deed has been executed by authority of its Board of Directors and with the requisite consent of the holders of the outstanding shares of its capital stock entitled to vote thereon, if such consent is required under the provisions of the certificate of incorporation of Borrower, (iii) if Borrower is a partnership, Borrower is a duly authorized and validly existing limited partnership and this Deed has been executed by a duly authorized general partner, (iv) neither the execution and delivery by Borrower of this Deed or any of the other Loan Documents to which it is a party nor the consummation of the transactions contemplated herein or therein, nor compliance with the terms and conditions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of any partnership or corporate restriction or of any indenture, mortgage, deed to secure debt, deed of trust, pledge, bank loan or credit agreement, corporate charter, by-law or any other agreement or instrument to which Borrower is now a party or by which its properties may be bound or affected, or any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or governmental agency, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower under the terms or provisions of any of the foregoing, (v) to the best of Borrower's knowledge, as of the date hereof, Borrower is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of Borrower or pursuant to which Borrower is a party or by which Borrower or its properties may be bound or affected.

	1.20 COMPLIANCE WITH LAWS. Borrower has, to the best of Borrower's knowledge and belief, after due and diligent inquiry, as of the date hereof, complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, in respect of the conduct of its business and ownership of its properties (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to equal employment opportunities and, except only to the extent, if any, set forth in the Environmental Assessment, environmental standards or controls). To the best of Borrower's knowledge and belief, after due and diligent inquiry, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery or performance of the covenants and obligations under this Deed or under any of the Loan Documents.

	1.21 TAX STATUS. Borrower has filed all required United States income tax informational returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, any taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower, except such filings and taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

	1.22 WARRANTY OF TITLE. Borrower represents, warrants and covenants that it is, and shall remain during the term of this Deed, the lawful owner of all right, title and interest in and to the Premises free and clear of all deeds of trust, mortgages, liens and other encumbrances except for the Permitted Title Exceptions; that this Deed is and shall remain at all times a lien upon the Premises subordinate only to the Permitted Title Exceptions, and that Borrower shall not grant, allow or suffer any deed of trust, mortgage, easement, restriction, encroachment or other liens or encumbrances on the Premises without the prior written consent of Walsh Greenwood in each instance; that Borrower shall immediately notify Walsh Greenwood in writing of any mechanic's liens or other liens asserted against the Premises of which it becomes aware, and shall eliminate such liens by bonding, or otherwise providing such security as may be necessary to ensure that the lien will not affect title to the Premises and to remove the lien as an encumbrance on title, within thirty (30) days of the date Borrower becomes aware of such liens.

	1.23 FINANCIAL STATUS. Borrower also represents and warrants that: (i) Borrower is now, and after giving effect to this Deed, will be in a solvent condition, (ii) there has been no material adverse chance in the financial condition of Borrower, any general partners of a partnership Borrower, any guarantor of the Secured Indebtedness or of the performance by Borrower of any of the terms of the Loan Documents or any part thereof (a "GUARANTOR") or of any party liable for payment of any part of the Secured Indebtedness since the date of Borrower's application for the loan secured hereby, (iii) Borrower is not in default under any note, loan or security agreement to which it is a party, (iv) the execution and delivery of this Deed by Borrower does not constitute a "FRAUDULENT CONVEYANCE" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, (v) no bankruptcy or insolvency proceedings are pending or contemplated by or against Borrower, and (vi) there are no existing, or pending actions or proceedings effecting, any portion of the Premises except for possible negligence actions or proceedings which are fully covered by insurance, and, to Borrower's knowledge, none are threatened.

			      ARTICLE II

	2.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall be deemed to be an Event of Default under this Deed notwithstanding any applicable grace period or notice and cure period. A "DEFAULT" under this Deed shall mean the continued existence of an Event of Default beyond the expiration of any applicable grace period or notice and cure period:

		(a)     Failure to pay the Note according to its terms;

		(b) Failure to pay any other amounts payable under this Deed;

		(c) Failure to comply with any of the terms or covenants of this Deed (other than as covered by subparagraphs
(a) and (b) of this Section);

		(d) The occurrence of a Default under the Credit Agreement or any of the Loan Documents or any other writing executed by Borrower in connection with the Secured Indebtedness;

		(e) The breach of any covenant or agreement contained herein, or if any representation or warranty contained herein should prove to have been false or misleading in any material respect at the time made or deemed to be made;

		(f) The filing by Borrower of a petition in voluntary bankruptcy or under any chapter of the federal Bankruptcy Code or other similar law, state or federal, whether now or hereafter existing, or of an answer admitting insolvency or inability to pay its debts;

		(g) The adjudication of Borrower as a bankrupt, or the appointment of a trustee or receiver for Borrower or for all or a major portion of its property in any involuntary proceeding, or the taking of jurisdiction by any court over the property of Borrower or of the major part thereof in any involuntary proceeding, for the reorganization, dissolution, liquidation or winding up of Borrower and the failure to discharge such trustee or receiver or relinquish such jurisdiction or vacate or stay such adjudication or action within sixty (60) days;

		(h) The making by Borrower of an assignment for the benefit of creditors or the admitting by Borrower in writing of its inability to pay its debts generally as they become due, or the consent by Borrower to the appointment of a receiver or trustee or liquidator of all of its properties or the major part thereof;

		(i) Default, including foreclosure and/or sale of any collateral or other security, under or with respect to any other obligations secured by all or any part of the Premises, whether or not such obligation or security interest was consented to by Walsh Greenwood prior to such default; or

		(j)     Abandonment of the Premises by the Borrower.

	2.02 ACCELERATION OF MATURITY. If a Default shall have occurred hereunder, then the whole amount of the Secured Indebtedness, with the exception of debt evidenced by the Credit Agreement and any items defined as "OBLIGATIONS" in the Credit Agreement (except to the extent that such "OBLIGATIONS" may include the Note secured by this Deed or items which are also contained in subparagraphs (a), (b), (c), (e) and (f) of the definition of Secured Indebtedness in this Deed), shall, at the option of Walsh Greenwood, become immediately due and payable without notice or demand, time being of the essence of this Deed and of the Note secured hereby; and no omission on the part Walsh Greenwood to exercise such option when entitled so to do shall be considered as a waiver of such right. Notwithstanding that the debt and obligations evidenced by the Credit Agreement may not be accelerated if a Default shall have occurred hereunder, the amounts collected by Walsh Greenwood pursuant to the exercise of Walsh Greenwood's rights and remedies hereunder may be applied to the Secured Indebtedness, including debt and obligations evidenced by the Credit Agreement, in such priority and proportions as Walsh Greenwood shall elect in its sole and absolute discretion. In addition, notwithstanding the foregoing, the debt and "OBLIGATIONS" under the Credit Agreement may be accelerated upon the occurrence of a default thereunder or if such Default described above is also a default under the Credit Agreement.

	2.03     RIGHT OF WALSH GREENWOOD TO ENTER AND TAKE POSSESSION.

		(a) If any Default shall have occurred, Borrower, upon demand of Walsh Greenwood , shall forthwith surrender to Walsh
Greenwood the actual possession of the Premises and if, and to the extent, permitted by law, Walsh Greenwood may enter and take possession of the Premises and may exclude Borrower and Borrowers agents and employees wholly therefrom. In addition, if any Default shall have occurred, Borrower, upon demand of Walsh
Greenwood , shall allow Walsh Greenwood or its agents or engineers to enter onto the Premises, without taking possession thereof, to conduct testing (including the taking of samples of the Premises and underlying Land) for the presence of hazardous materials and other environmental risks, to such extent as Walsh
Greenwood  may require.

		(b) Upon every such entering and taking of possession, Walsh Greenwood may hold, store, use, operate, manage, control, and maintain the Premises and conduct the business thereof and, from time to time, (i) make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all the rights and powers of Borrower, in its name or otherwise, with respect to the same and (iv) enter into any and a11 agreements with respect to the exercise by others of any of the powers herein granted Walsh Greenwood , all as Walsh
Greenwood may from time to time determine to be to its best advantage; and Walsh Greenwood may collect and receive all of the income, rents, profits, issues and revenues of the Premises, including those past due as well as those accruing thereafter and, after deducting (aa) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases, and acquisitions; (cc) the cost of such insurance, (dd) such taxes, assessments and other charges prior to the title of this Deed as

Walsh Greenwood may determine to pay; (ee) other proper charges upon the Premises or any part thereof and (ff) the reasonable compensation and expenses of attorneys and agents of Walsh Greenwood , shall apply the remainder of the money so received by Walsh Greenwood , first, to the payment of accrued interest on the outstanding principal balance of the Note; second, to the payment of late charges and costs of collection as provided in the Note; third, to the payment of escrow deposits required in Paragraph 1.02 hereof and finally to the payment of overdue installments of principal.

		(c) For the purpose of carrying out the provisions of this paragraph 2.03, Borrower hereby constitutes and appoints
Walsh Greenwood the true and lawful attorney in fact of Borrower to do and perform, from time to time, any and all actions necessary and incidental to such purpose and does, by these presents, ratify and confirm any and all actions of said attorney in fact in the Premises.

		(d) Whenever all such Defaults have been cured and satisfied, Walsh Greenwood shall surrender possession of the Premises to Borrower and upon such surrender, Borrower shall retake possession thereof, provided that the right of Walsh
Greenwood to take possession from time to time, pursuant to Subparagraph 2.03(a) shall exist if any subsequent Default shall occur and be continuing

	2.04    APPOINTMENT OF A RECEIVER.

	(a) If a Default shall have occurred hereunder, then Walsh Greenwood , upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the adequacy of any security for the Secured
Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises and to collect the rents, profits, issues and revenues thereof.

	(b) Borrower will pay to Walsh Greenwood upon demand all reasonable expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the provisions contained in this Paragraph 2.04; and all such expenses shall be secured by this Deed.

	2.05 POWER OF SALE. If a Default shall occur hereunder and, as a result thereof, the Secured Indebtedness is accelerated as aforesaid in Paragraph 2.02 and is due and payable in full, Walsh
Greenwood , at its option, may sell the Premises or any part of the Premises at public sale or sales before the door of the courthouse of the County in which the Premises or any part of the

Premises is situated, to the highest bidder for cash, in order to pay the Secured Indebtedness and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorney's fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said County. The foregoing notwithstanding, Walsh Greenwood may sell, or cause to be sold, any tangible or intangible personal property, or any part thereof, and which constitutes a part of the security hereunder, in the foregoing manner, or as may otherwise be provided by law. Walsh Greenwood may bid and purchase at any such sale and may satisfy Walsh Greenwood 's obligation to purchase pursuant to Walsh Greenwood 's bid by canceling an equivalent portion of any indebtedness then outstanding and secured hereby.

	2.06 AUTHORITY TO CONVEY. At any such sale, Walsh Greenwood may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises in fee simple with full warranties of title and to this end, Borrower hereby constitutes and appoints Walsh Greenwood the agent and attorney in fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title and equity that Borrower may have in and to the Premises and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney in fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding on Borrower. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided by law for collection of the indebtedness secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all sums secured hereby.

	2.07 APPLICATION OF THE PROCEEDS OF SALE. Upon any such sale pursuant to the aforementioned power of sale and agency, the proceeds of said sale shall be applied first to payment of the expenses of such sale and of all proceedings in connection therewith, including, reasonable attorney's fees, then to said insurance premiums, liens, assessments, taxes and charges including utility charges with accrued interest thereon and then to payment of the Secured Indebtedness, and finally, the remainder, if any, shall be paid to Borrower.

	2.08 BORROWER AS TENANT HOLDING OVER. In the event of any such public sale pursuant to the aforesaid power of sale and agency, Borrower shall be deemed a tenant holding over and shall forthwith deliver possession of the Premises to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

	2.09 DISCONTINUANCE OF PROCEEDINGS AND RESTORATION OF THE PARTIES. In case Walsh Greenwood shall have proceeded to enforce any fight or remedy under this Deed by receiver, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Walsh Greenwood , then and in every such case Borrower and Walsh Greenwood shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Walsh Greenwood shall continue as if no such proceeding had been taken.

	2.10 WAIVER. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OR THE LAWS OF THE STATE OF GEORGIA
OR THE CONSTITUTION OR THE LAWS OF THE UNITED STATES OF AMERICA
TO NOTICE, OTHER THAN EXPRESSLY PROVIDED FOR IN THIS DEED, OR TO
A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT TO
WALSH GREENWOOD  AND BORROWER WAIVES BORROWER'S RIGHTS, IF ANY,
TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN
ACCORDANCE WITH THE PROVISIONS OF THIS DEED TO SECURE DEBT AND SECURITY AGREEMENT ON THE GROUND (IF SUCH BE THE CASE) THAT THE
SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.  ALL
WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER HAS BY BORROWER'S ATTORNEY BEEN FIRST APPRISED OF AND COUNSELED WITH RESPECT TO BORROWER'S POSSIBLE ALTERNATIVE RIGHTS.


				BORROWER'S INITIALS:  /s/ WHW


	2.11 REMEDIES CUMULATIVE: APPLICABLE LAW: EXCLUSIVE FORUM. No right, power or remedy conferred upon or reserved by Walsh Greenwood by this Deed is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
Borrower and Walsh Greenwood agree that this Deed shall be governed by and construed in accordance with the Laws of the State of Georgia.

			       ARTICLE III

	3.01 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Deed one of the parties hereto is named or referred to, the heirs, executors, legal representatives, successors and permitted assigns of such parties shall be included and all covenants and agreements contained in this indenture by or on behalf of Borrower and by or on behalf of Walsh Greenwood shall bind and inure to the benefit of their respective heirs, executors, legal representatives, successors and assigns, whether so expressed or not. The provisions of this Paragraph 3.01 are subject to the restrictions on transfer contained elsewhere in this Deed. This Deed is assignable by Walsh Greenwood , and any assignment hereof by Walsh Greenwood shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Walsh Greenwood .

	3.02 NO PARTNERSHIP OR JOINT VENTURE. The relationship of Borrower and Walsh Greenwood is solely and strictly that of debtor and creditor. Borrower and Walsh Greenwood have not by this Deed, by any other Loan Documents or otherwise created a partnership or joint venture and do hereby expressly negate any intent to do so.

	3.03 HEADINGS. The headings of the sections, paragraphs and subdivisions of this Deed are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

	3.04 INVALID PROVISIONS TO AFFECT NO OTHERS. If fulfillment of any provision hereof or any transaction related hereto or to the Note, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Deed in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Deed shall remain operative and in full force and effect.

	3.05 NUMBER AND GENDER. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

	3.06 NOTICE. All notices, requests, demands and other communications required or permitted to be given thereunder shall be sufficient if in writing and either (a) hand delivered, (b) sent by United States Certified Mail or Registered Mail, Return Receipt Requested, postage prepaid, or (c) sent by a nationally recognized courier service (such as Federal Express or Airborne), to the parties being given such notice at the following addresses:

	Borrower:               Signal Apparel Company, Inc.
				P.O. Box 4296
				200 Manufacturers Road
				Chattanooga, TN  37405
				Attn: President

	Walsh Greenwood :       Walsh Greenwood & Co.
				One East Putnam Avenue
				Greenwich, CT 06830

	With a copy to:         Richard Aborn
				Cadwalader, Wickersham & Taft
				100 Maiden Lane
				New York, NY 10038

Either party may change said address by giving the other party hereto notice of such change of address. Notice giving as hereinabove provided shall be deemed given on the date of hand delivery, if delivered by hand, or on the date of its deposit in the United States mail or with such nationally recognized courier service, if so sent, and, unless such notice is sooner received, such notice shall be deemed received (i) on the date of personal delivery, if delivered by hand, (ii) on the third business day (excluding Saturday, Sunday and legal holidays) after the date of its deposit in the United States mail, if sent by United States mail as aforesaid, or (iii) on the second business day (excluding Saturday, Sunday and legal holidays), if sent by such nationally recognized courier service.

	3.07 THIS DEED. Walsh Greenwood shall have no obligation to cancel this Deed or mark same "SATISFIED" until all obligations of Borrower under the Loan Documents have been fully performed by Borrower.

	3.08 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Deed, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

	3.09 WAIVER OF JURY TRIAL. BORROWER AND WALSH GREENWOOD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT
TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE INDEBTEDNESS, THE PREMISES, THIS DEED, THE NOTE OR ANY OTHER LOAN DOCUMENTS
EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT,
COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATED
TO THE PREMISES; THIS WAIVER BEING A MATERIAL INDUCEMENT FOR
WALSH GREENWOOD  TO ADVANCE THE LOAN EVIDENCED BY THE NOTE.

	3.10 ADDITIONAL RELEASE RIGHT. Notwithstanding that this Deed secures all of the Secured Indebtedness as defined herein, in the event that Borrower pays the Note in full and Walsh

Greenwood has no further obligations to advance to Borrower any amounts under such Note, and, if, at such time, there exists no Event of Default under the Note, the Credit Agreement or any other Loan Document, then, upon written request of Borrower, Walsh Greenwood will release and reconvey the Premises from the security title and security interest of this Deed.

	IN WITNESS WHEREOF, Borrower has executed this Deed under seal the day and year first above written.

Signed, sealed and delivered    SIGNAL APPAREL COMPANY, INC.,
in the presence of:             an Indiana corporation

/s/Pamela B. Clingan
Witness                         By:/s/ William H. Watts
		                            	Name: William H. Watts
			                           	Title:Exec. Vice President
/s/ Geoffrey G. Young
Notary Public
			                          	Attest:/s/ Robert J. Powell
			                            	Name: Robert J. Powell
	(NOTARY SEAL)                 Title: Secretary

My Commission Expires:                   (CORPORATE SEAL)

7/26/95

		LIST OF OMITTED EXHIBITS AND SCHEDULES

Exhibit A       Property Description
Exhibit B       Permitted Exceptions
Exhibit C
  Schedule 1    Description of "Debtor" and "Secured Party"
		Walsh Greenwood's Tax Apportionment Affidavit

The Registrant hereby agrees to furnish a copy of any of such omitted Schedules or Exhibits supplementally upon request of the Commission's staff.